UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 21, 2011

SILICON SOUTH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51906	77-0458478
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Suite 1500 – 701 West Georgia Street
Vancouver, British Columbia, Canada	V7Y 1C6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 601-8503

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02

Departure of Directors or Principal Officers; Appointment of Principal Officers

On July 15, 2011, Weibiao Xu, age 42, was appointed as a member of the Company’s board of directors.   Mr. Xu earned his Bachelor of Civil Engineering Degree in 1990 from Nanchang University, China and his Masters Degree in Monetary Banking in 1999 from Shanghai University of Finance and Economics, China. In 1990, Mr. Xu started his career with the China Construction Bank as an economist; from 1993 to 2005, he served as a branch director, a deputy director and the director of the China Construction Bank in the City of Kunshan. Since 2005, Mr. Xu’s substantial investment and management experience led him to work for private investment firms, acting as the CEO of Kunshan Jiahong Investment and Guaranty Co., Ltd. of China from 2005 to 2006 and as President of Kunshan Jiahong Investment & Guaranty Co., Ltd. of China from, 2006 to 2010.  From 2010 to the present, Mr. Xu has been the Director of Weibiao Xu and Associates, a People’s Republic of China Funding Group (“CFG”).   Mr. Xu was appointed as a director because of his knowledge as an economist, and his knowledge and understanding of the investment market especially his experiences in the Chinese finance and investment community.

There are no family relationships between Mr. Xu and the Company.

On July 9, 2010, CFG, of which Mr. Xu is the Director, entered into a funding agreement (the “Funding Agreement”) with China Wastewater Inc.  Under the terms of the Funding Agreement, CFG subscribed for the purchase of a total of 4,800,000 shares of the Company’s common stock at a price of $0.25 per share for gross subscription of US$1,200,000 on or before November 10, 2010, and was granted an option to purchase an additional 3,333,334 shares at a price of $0.30 per for gross subscription of US$1,000,000 on or before November 30, 2010 which was extended to April 30, 2011.  By Addendum dated October 18, 2010, the Funding Agreement was amended to specify that the subscription from CFG would be treated as being a subscription for purchase of shares of Silicon South, Inc., following closing of the Reorganization Agreement between Silicon South, Inc. and China Wastewater, Inc, and to specify that a person designated by CFG would be appointed to the Company’s board of directors in conjunction with closing under the Funding Agreement.  CFG designated Mr. Xu as the person to be appointed to fill this board position.

Except for the foregoing there were no transactions or proposed transactions between the Company and Mr. Xu which would be required to be reported hereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2011

Silicon South, Inc.

/s/ “Brian Hauff”

Brian L. Hauff

President and Director

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